SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2006

United American Corporation
(Exact name of registrant as specified in its charter)

Florida	000-27621	95-4720231
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1080 Beaver Hall, Suite 155, Montreal, Quebec Canada	H2Z 1S8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 514-313-6010

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 6, 2006, Schwartz Levitsky Feldman LLP (the “Former Accountant”) resigned as the Company’s accountant. The Company has engaged Michael Pollack, CPA as its principal accountants effective February 7, 2006. The decision to change accountants was approved by the Company’s board of directors. The Company did not consult with Michael Pollack, CPA on any matters prior to retaining such firm as its principal accountants.

The Former Accountant did not report on the financial statements for either of the past two years, but did review the Company’s financial statements included in the Company’s amended quarterly report for the period ended September 30, 2004 and the quarterly reports for the periods ended June 30, 2005 and September 30, 2005.

From the time that the Former Accountant was engaged on August 31, 2005 and through the interim period ended February 6, 2006, the Former Accountant did not advise the Company with respect to any of the matters described in paragraphs (a)(1)(iv)(B) of Item 304 of Regulation S-B.

On February 6, 2006, the Company provided the Former Accountant with its disclosures in this Form 8-K disclosing the resignation of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

16.1 Letter from Former Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United American Corporation

/s/ Simon Lamarche
Simon Lamarche
Chief Executive Officer, Chief Financial Officer, and Director

Date: February 7, 2006